As filed with the Securities and Exchange Commission on June 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMUNE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3296648
(State of Incorporation)	(I.R.S. Employer Identification No.)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Daniel G. Welch

Chairman, Chief Executive Officer and President

InterMune, Inc.

3280 Bayshore Blvd.

Brisbane, California 94005

(415) 466-2200

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Mark V. Roeder, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,000,000	$9.92(2)	$59,520,000.00(2)	$8,118.53

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2000 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 for the 6,000,000 shares registered hereunder (based on the average of the high ($10.03) and low ($9.80) prices for the Registrant’s common stock reported by The NASDAQ Global Select Market on June 10, 2013).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 shares of the Registrant’s common stock reserved for issuance under the Registrant’s Amended and Restated 2000 Equity Incentive Plan, for which a Registration Statement of the Registrant on Form S-8 relating to such employee benefit plan is effective (File No. 333-184923) in accordance with General Instruction E to Form S-8.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-184923), filed with the Securities and Exchange Commission on November 13, 2012, are incorporated by reference herein, except as updated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 1, 2013, including information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission in connection with the Registrant’s 2013 Annual Meeting of Stockholders;

(b)	The Registrant’s quarterly reports on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 6, 2013;

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on January 14, 2013, January 22, 2013, February 14, 2013, February 19, 2013, March 1, 2013, March 4, 2013, March 21, 2013, June 5, 2013 and June 14, 2013; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (No. 000-29801), filed by the Registrant with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 6, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 14th day of June, 2013.

InterMune, Inc.

By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Daniel G. Welch and John C. Hodgman, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel G. Welch	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 14, 2013
Daniel G. Welch

/s/ John C. Hodgman John C. Hodgman	Executive Vice President of Finance Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2013

/s/ Jean-Jacques Bienamé	Director	June 14, 2013
Jean-Jacques Bienamé

/s/ Lars G. Ekman	Director	June 14, 2013
Lars G. Ekman, M.D., Ph.D.

/s/ James I. Healy	Director	June 14, 2013
James I. Healy, M.D., Ph.D.

/s/ David S. Kabakoff David S. Kabakoff, Ph.D.	Director	June 14, 2013

/s/ Angus C. Russell Angus C. Russell	Director	June 14, 2013

/s/ Frank Verwiel Frank Verwiel, M.D.	Director	June 14, 2013

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Registrant.	S-1/A	02/18/2000	3.2

4.2	Certificate of Ownership and Merger, dated April 26, 2001.	10-Q	08/03/2001	3.4

4.3	Amended and Restated Bylaws of Registrant.	8-K	03/24/2010	3.1

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant.	10-Q	08/14/2003	3.4

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant.	10-Q	08/09/2004	3.5

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant.	S-3	09/04/2009	3.4

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant.	8-K	06/05/2013	3.1

4.8	Specimen Common Stock Certificate.	S-1/A	03/22/2000	4.1

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham &Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature pages hereto)				X

99.1	Amended and Restated 2000 Equity Incentive Plan and related documents.	8-K	06/05/2013	10.1

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the Amended and Restated 2000 Equity Incentive Plan.				X

99.3	InterMune, Inc. Stock Bonus Award Terms and Conditions under the Amended and Restated 2000 Equity Incentive Plan (Non-Employee Directors).	8-K	06/05/2013	10.2

99.4	InterMune, Inc. Stock Bonus Award Terms and Conditions under the Amended and Restated 2000 Equity Incentive Plan (Employees).	8-K	06/05/2013	10.3